Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600	Internet	www.kpmg.ca
Toronto ON M5H 2S5
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of AuRico Gold Inc. (formerly Gammon Gold Inc.)

We consent to the incorporation by reference in this Registration Statement on Form S-8 of:

•

our Independent Auditors’ Report dated March 23, 2011 on the consolidated balance sheets of Gammon Gold Inc. (the “Company”) as at December 31, 2010 and December 31, 2009 and the consolidated statements of operations and comprehensive (loss)/income, cash flows and shareholders’ equity for the years then ended

•

our Report of Independent Registered Public Accounting Firm dated March 23, 2011 on the consolidated balance sheets of the Company as at December 31, 2010 and December 31, 2009 and the consolidated statements of operations and comprehensive (loss)/income, cash flows and shareholders’ equity for each of the years in the two-year period ended December 31, 2010

•	our Report of Independent Registered Public Accounting Firm dated March 23, 2011 on the Company’s internal control over financial reporting as of December 31, 2010 each of which appears or is incorporated by reference in the Annual Report on Form 40-F of the Company for the year ended December 31, 2010.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

November 1, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.